UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Journal Media Group, Inc.
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Transcript: Video message from Tim Stautberg to Journal Media Group employees

Hi, everyone, I’m Tim Stautberg.

We announced that our portfolio of local brands will join with Gannett to create the premier local media enterprise and news organization in the country. When we launched Journal Media Group on April 1st, we promised that we would chart a course to preserve the power of our local media brands as well as navigate the ongoing transformation of the newspaper publishing industry.  I believe that joining Gannett is the next step for us in this journey.

Joining a company that has Gannett’s scale and shared vision for journalism excellence is the best way for us to continue to preserve local journalism while investing in tools, platforms and innovation for a new generation of readers.

I hope you were able to attend one of the employee meetings last week to learn more about the transaction.  Here in Milwaukee, Gannett CEO Bob Dickey reinforced the importance of local news as the foundation of value in the new Gannett. While content generated by our reporters will soon be shared across a nationwide network, which includes USA Today, our local editors will continue to choose what content best serves readers in our local markets in print and on digital platforms. Not that long ago Bob was publisher of the Arizona Republic in Phoenix, and that experience shapes his belief in the value of local publishers and editors making decisions that are in the best interests of their communities. The new Gannett recognizes the power of our local brands and shares our vision of empowering local leaders to focus on journalism that matters in their communities.

I also think that the new Gannett can learn from us.  In our short time as a public company, we’ve adopted many best practices for operating our business. The leadership team at Gannett has expressed interest in learning our approach to a variety of functions. We have a lot we can teach our new colleagues after the closing, and we in turn will have a lot to learn ourselves and new resources at our disposal.

In the coming weeks, we’ll form an integration planning team and start conversations about organizational structure, staffing, and processes after the closing.  But in reality, our immediate efforts will be focused on working through regulatory approval and securing Journal Media Group shareholder approval.  Unlike the transaction between Scripps and Journal Communications, we’re not setting up a brand-new public company that will need to operate independently upon closing.  For this reason, many decisions will likely be made after the closing and through a transition period, when we can work more closely with our new colleagues at Gannett to structure an organization that can truly deliver on our promise of strengthening lives and communities.

I appreciate the comments I’ve received from employees who are excited about being part of the new Gannett — a larger company with vast resources that is able to make significant investments in our newspaper business.

Thank you in advance for your patience as we work through a process that will take time, and thank you for being a source of encouragement and reassurance to your colleagues.

Above all, thank you for your continued focus on serving our readers, advertisers and local communities with what we do best — the very best journalism, superior service to our advertising clients, and respect and care for our communities and colleagues.

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, uncertainties as to the expected closing date of the proposed merger; potential disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the merger agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.